UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  July 11, 2008

Date of Earliest Event Reported:  July 10, 2008

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14097 (Commission File Number)	36-3482074 (I.R.S. Employer Identification No.)

250 Parkway Drive, Suite 270 Lincolnshire, Illinois	60069
(Address of principal executive offices)	(U.S. Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3	Securities and Trading Markets
Item 3.03	Material Modification to Rights of Security Holders

The stockholders of Sauer-Danfoss Inc. (the “Company”) approved an Amended and Restated Certificate of Incorporation (the “Certificate”) of the Company at the reconvened annual meeting of stockholders held on July 10, 2008.  The annual meeting was originally convened on June 12, 2008 but was adjourned until July 10.  The Certificate became effective upon filing with the Delaware Secretary of State on July 10.  A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Certificate has eliminated certain 80% supermajority voting provisions that were contained in the Company’s former Certificate of Incorporation, replacing them with simple majority approval requirements.  The supermajority voting provisions applied to any stockholder vote to amend, alter, or repeal Articles FIFTH through TENTH of the former Certificate of Incorporation.  Such Articles cover a variety of subject matters, including the size and manner of selection of the Board of Directors; the alteration, amendment, or repeal of the Company’s Bylaws; the limitation of liability of members of the Board of Directors for certain breaches of their fiduciary duties; the limitation on the stockholders’ right to take action via written consent in lieu of a meeting; the indemnification rights of all officers, directors, employees, other representatives, or persons serving in capacities upon request of the Company for liability arising from their roles as such; and the Company’s related right to maintain insurance with respect to any such liability, whether covered by such indemnification rights or not.

The Certificate has also deleted the requirement contained in Article SIXTH of the former Certificate of Incorporation that mandated an 80% supermajority voting requirement for the stockholders to alter, amend, or repeal any provision of the Company’s Bylaws, or to add any new provision to the Company’s Bylaws.  The Certificate replaces this supermajority requirement with the requirement for a simple majority of the stockholders to approve such matters.

The changes affect the rights of holders of common stock of the Company.  The foregoing description of the Certificate is qualified in its entirety by reference to the full text of the Certificate attached hereto and incorporated by reference herein.

Section 5	Corporate Governance and Management
Item 5.01	Changes in Control of Registrant

On July 11, 2008, Danfoss A/S (“Danfoss”) acquired a controlling interest in the outstanding capital stock of the Company (“Common Stock”) upon the closing of a share purchase transaction (the “Transaction”) with Sauer Holding GmbH (“Sauer Holding”) pursuant to that certain Share Purchase Agreement (the “Purchase Agreement”) dated as of March 10, 2008 and amended on July 11, 2008.  In the Transaction, Danfoss acquired (i) 8,358,561 shares of Common Stock and (ii) all of the Sauer Holding’s shares of voting and nonvoting common stock in Danfoss Murmann Holding A/S (“DMH”), which holds 18,241,962 shares of Common Stock (the shares referred to in clauses (i) and (ii) are referred to herein as the “Shares”).  As a result of the Transaction, Danfoss now holds all of the outstanding capital stock of DMH.  As a result of the Transaction and the execution of the Stockholders Agreement (as defined below), Danfoss may be deemed to be the beneficial owner of 36,629,787 shares of Common Stock, representing approximately 75.9% of the outstanding shares of Common Stock of the Company.

The aggregate purchase price paid by Danfoss to Sauer Holding for the Shares in the Transaction was $493,228,298.73.

In connection with the consummation of the Transaction, the potential exercise of either or both stages of its call/put option for the acquisition of additional shares of Common Stock under the Stockholders Agreement (as defined and described below) and for its general working capital purposes, Danfoss entered into a Facilities Agreement (the “Facilities Agreement”), dated as of February 4, 2008, with Danske Bank A/S (the “Lender”) under which the Lender committed to provide Danfoss with a seven-year term loan and revolving credit facilities in an aggregate amount up to US $600,000,000, consisting of one US $200,000,000 revolving credit facility and two US $200,000,000 term loan facilities.  Principal amounts outstanding under each of the facilities accrue interest at customary interbank market rates, plus applicable margin, and are due on February 4, 2015.  Interest that accrues is due and payable at the end of interest periods of varying length (ranging from one month to twelve months).  Amounts borrowed under the facilities may be prepaid in minimum amounts of US $5,000,000 (in integral multiples of US $1,000,000).  Amounts drawn under the revolving credit facility may be redrawn following prepayment, whereas amounts prepaid under the term loan facilities may not be redrawn.  Any subsidiary of Danfoss may become party to the Facilities Agreement as an additional borrower thereunder, with Danfoss serving as a guarantor of any such additional borrower’s repayment obligations.  Danfoss has been charged a customary up-front flat fee on the aggregate amount of the facilities, along with a commitment fee on the undrawn, uncancelled amount of the aggregate commitment under the facilities during the seven-year commitment period.

Contemporaneously with the closing of the Transaction, Danfoss, Sauer Holding, and certain affiliates of Sauer Holding entered into a Stockholders Agreement (the “Stockholders Agreement”) that terminated and replaced that certain Joint Venture Agreement dated January 22, 2000, as amended as of February 22, 2000, by and among Danfoss, Sauer Holding, and DMH (the “Joint Venture Agreement”), in governing the rights and obligations of the parties with respect to their ownership and control of the Company and the Common Stock that they hold.

The Stockholders Agreement has altered the arrangements between Danfoss and Sauer Holding for the nomination of directors of the Company and other governance matters.  The size of the board of directors of the Company will remain set at ten members.  Under the Stockholders Agreement, Danfoss possesses nomination rights with respect to eight members (two independent and six non-independent members) and Sauer Holding possesses nomination rights with respect to two members (one independent and one non-independent member).  As called for by the Stockholders Agreement, the board of directors of the Company has eliminated its Nominating and Executive Committees.

Pursuant to the Stockholders Agreement, Sauer Holding has granted to Danfoss the right to purchase from Sauer Holding (via the exercise of a call option), and Danfoss has granted to Sauer Holding the right to require Danfoss to purchase from Sauer Holding (via the exercise of a put option), the remaining 10,029,264 shares of Common Stock held by Sauer Holding, in two equal stages of 5,014,632 shares each, during the 21-day periods starting on August 1 and running until August 21 following delivery of the Company’s audited financial statements to Sauer Holding for the Company’s 2009 and 2011 fiscal years, respectively.  The purchase price for the shares subject to the call option and put option will be determined based on the operating income of, and adjusted with respect to the net debt level of, the Company in the 2009 and 2011 fiscal years of the Company, respectively, but will be set within a range of $29.67 and $49.45 per share, subject to adjustment as a result of stock splits and other similar transactions.  Under the Stockholders Agreement, Danfoss may also, at any time, accelerate its exercise of either or both stages of its call option by electing to purchase Sauer Holding’s shares of Common Stock subject to such option at a price equal to $49.45 per share, subject to adjustment as a result of stock splits and other similar transactions.  Sauer Holding, on the other hand, is entitled to accelerate its exercise of either or both stages of its put option and to sell its shares of Common Stock subject to such option to Danfoss at a price equal to $29.67 or $39.56 per share (depending on the identity of the third party entity involved in the transaction giving rise to the acceleration right), subject to adjustment as a result of stock splits and other similar transactions, only upon notice from Danfoss that Danfoss had approved a merger transaction that would result in the extinguishment or exchange of the Company’s Common Stock for securities of a successor entity (but not cash consideration).  The number of shares subject to the call and put options is subject to reduction based on shares of Common Stock sold by Sauer Holding as a result of Danfoss’ exercise of drag-along rights or Sauer Holding’s exercise of tag-along rights (described below).

In addition to the put and call options, the Stockholders Agreement also provides for drag-along rights and a right of first refusal for Danfoss, and tag-along rights for Sauer Holding.  If Danfoss desires to sell any of its shares of Common Stock to an unaffiliated third party in a transaction that would cause a change of control of the Company, Danfoss is entitled to “drag along” Sauer Holding and require it to sell an equivalent percentage of its shares of Common Stock to such third party at the same price as Danfoss sells its shares.  However, to the extent that Danfoss exercises its drag-along rights beginning after October 15, 2009 or October 15, 2011 through the end of Sauer Holding’s put option exercise periods that follow the Issuer’s 2009 and 2011 fiscal years, respectively, Sauer Holding may be entitled to receive additional consideration from Danfoss in the drag-along transaction if Sauer Holding would have been entitled to such consideration upon exercise of its put option.  In each case, the consideration to be received by Sauer Holding in a drag-along scenario will be in the range of $29.67 and $49.45 per share of Common Stock, subject to adjustment as a result of stock splits and other similar transactions, with all excess consideration to be payable to Danfoss.  If the consideration being paid by a third party to Danfoss is other than cash or freely tradable shares of an issuer that is listed on a nationally recognized securities exchange in the United States, France, the United Kingdom or Germany, Sauer Holding can require Danfoss to purchase its shares at a price of $29.67 per share in lieu of Sauer Holding’s selling such shares to the third party under the drag-along procedure.  In the event of a proposed transfer by Sauer Holding of any of its shares of Common Stock to a third party, Danfoss has the right to purchase such shares within 45 days of receipt of notice of the proposed sale, upon the terms and conditions specified in the notice.

In the event of a proposed private sale by Danfoss of all of its shares of Common Stock to a third party, Sauer Holding has the right to “tag along” and participate in the sale to the third party on the same terms and conditions by delivering notice to Danfoss within twenty-one (21) days of notification by Danfoss as to the sale.  In such transaction, Sauer Holding is entitled to sell such portion of the shares to be sold to the third party as equals its percentage of the total number of shares of Common Stock held by it and Danfoss, in the aggregate.  Proceeds received from third parties in any sales in which Sauer Holding “tags along” will be distributed first to Danfoss, for the first $248,028,174.87 of such proceeds, and then to Sauer Holding and Danfoss pro rata based on the number of shares of Common Stock sold by each of them in such sales.

Section 5	Corporate Governance and Management
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of the Company approved Amended and Restated Bylaws (the “Restated Bylaws”) of the Company at a meeting held immediately following the reconvened annual meeting of stockholders of the Company on July 10, 2008.  The Restated Bylaws became effective immediately.  The Restated Bylaws made the following changes to the Company’s previous Bylaws:

•                  Removed the provision in Article III, Section 3 that previously permitted Klaus H. Murmann to serve as a director past his 70th birthday.  As amended, Article III, Section 3 provides that no director shall be eligible to serve beyond the annual meeting of stockholders following his or her 70th birthday.

•                  Deleted former Article III, Section 8(b), which provided for an 80% supermajority voting requirement for all Board actions with respect to certain large acquisitions; certain large stock issuances; amendments to the Restated Bylaws; actions having a material adverse effect on the Company’s Nørdborg, Denmark operations; material changes in the Company’s lines of business; changes in the number of directors to constitute the Board; election or removal of members of the Nominating Committee of the Board; election or removal of the Chairman or Vice Chairman of the Board; election or removal of the Chief Executive Officer and President, the Chief Financial Officer, or the Chief Operating Officer of the Company; and approval of an annual business plan (the “Annual Business Plan”) presented by the Chief Executive Officer and President or of any action materially deviating from the Annual Business Plan.  As a result of this deletion, any of the foregoing actions may be approved by a simple majority vote of the Board.

•                  Deleted former Article III, Section 8(c), which required the Chief Executive Officer and President to develop and submit the Annual Business Plan for Board approval.

•                  Deleted former Article III, Section 11, which required the Board to establish a standing Nominating Committee to recommend candidates for Board membership.

•                  Amended former Article III, Section 15 (now renumbered 14) to call for the Board, and not a Nominating Committee, to nominate candidates for Board membership.  Section 14 continues to provide the right for stockholders to nominate candidates for election to the Board under specified conditions.

•                  Amended former Article III, Section 17 (now renumbered 16) to eliminate provisions for (a) the Vice Chairman to preside at all meetings of the independent directors and (b) the Chairman to consult with the Vice Chairman prior to determining the agenda for any meeting of stockholders or directors.

•                  Added a new Section 17 to Article III to provide that, at any time the Chief Executive Officer and President is not an elected director of the Company, such officer shall serve as the Executive Director and Co-Vice Chairman of the Company with the right to attend and provide input, but not to vote at, all meetings of the Board.

•                  Amended Article VIII, Section 1 to reflect the change in the Company’s Certificate of Incorporation pursuant to which the stockholders may amend the Restated Bylaws by the affirmative vote of holders of a majority of the outstanding shares, rather than the 80% supermajority that had previously been required.

Section 8	Other Events
Item 8.01	Other Events

On July 11, 2008, the Company issued a press release announcing the results of the actions taken by the stockholders at the annual meeting of stockholders.  The press release also announced the closing of the Transaction.  A copy of the press release is attached hereto as Exhibit 99.1.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Certificate of Incorporation dated July 10, 2008.

3.2	Amended and Restated Bylaws dated July 10, 2008.

99.1	Press Release dated July 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: July 11, 2008
	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer